Exhibit 99.2

News Release

InterDigital Reschedules ITC Decision Investor Call

WILMINGTON, DEL., July 1, 2013 (GLOBE NEWSWIRE) -- InterDigital, Inc. (Nasdaq:IDCC), a wireless research and development company, today announced the rescheduling of its planned investor conference call related to the recent initial determination by the Administrative Law Judge overseeing U.S. International Trade Commission Investigation No. 337-TA-800, announced June 28, 2013.
It is expected that counsel for the parties will not receive the initial determination from the Commission until Tuesday, July 2 at the earliest. Accordingly, InterDigital is rescheduling the conference call. The new conference time and details will be announced as soon as possible on the Events page of the Investors section of InterDigital's website at http://ir.interdigital.com/events.cfm. Investors can register to be automatically alerted to this and all future events and news at http://ir.interdigital.com/profile.cfm.
About InterDigital
InterDigital develops fundamental wireless technologies that are at the core of mobile devices, networks, and services worldwide. We solve many of the industry's most critical and complex technical challenges, inventing solutions for more efficient broadband networks and a richer multimedia experience years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world's leading wireless companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit: www.interdigital.com.
CONTACT:
Patrick Van de Wille
Email: patrick.vandewille@interdigital.com
+1 (858) 210-4814